For Immediate Release	Contacts:	News Media Jules Andres 310-252-3529 Jules.Andres@mattel.com	Securities Analysts Dianne Douglas 310-252-2703 Dianne.Douglas@mattel.com

MATTEL REPORTS 2002 FINANCIAL RESULTS,
OUTLINES CAPITAL AND INVESTMENT FRAMEWORK

Full-Year Highlights

•	Worldwide net sales up 4 percent;

•	International gross sales up 12 percent; 11 percent in local currency;

•	Worldwide gross sales for core brands: Barbie® up 6 percent; Hot Wheels® up 3 percent; American Girl® up 3 percent; and core Fisher-Price® up 9 percent;

•	Gross margin improvement of 210 basis points of net sales; SG&A increased by 90 basis points of net sales;

•	Operating income up 14 percent;

•	Earnings per share, excluding charges, of $1.10 vs. prior year of $0.89; and

•	GAAP earnings per share of $0.52 vs. prior year of $0.68.

Fourth Quarter Highlights

•	Worldwide net sales up 7 percent;

•	International gross sales up 11 percent; 8 percent in local currency;

•	Worldwide gross sales for core brands: Barbie® up 17 percent; Hot Wheels® up 5 percent; American Girl® down 1 percent; and core Fisher-Price® up 8 percent;

•	Gross margin improvement of 220 basis points of net sales; SG&A increased by 70 basis points of net sales;

•	Operating income up 14 percent;

•	Earnings per share, excluding charges, of $0.43 vs. prior year of $0.35; and

•	GAAP earnings per share of $0.42 vs. prior year of $0.31.

EL SEGUNDO, Calif., February 3, 2003 – Mattel, Inc. (NYSE:MAT) today reported 2002 full year and fourth quarter financial results. For the year, excluding non-recurring charges, income was $486.9 million, or $1.10 per share, versus last year’s income of $386.3 million, or $0.89 per share, excluding goodwill amortization. Included in full-year income is a pre-tax charge of $25.4 million for the settlement of shareholder litigation related to the 1999 acquisition of The Learning Company. The company reported GAAP (Generally Accepted Accounting Principles) net income of $230.1 million, or $0.52 per share, compared to last year’s net income of $298.9 million, or $0.68 per share.

Included in the GAAP results for the year are a $27.3 million after-tax gain from discontinued operations related to Gores Technology Group’s sale of certain operating divisions of The Learning Company, a one-time transition charge of $252.2 million, after-tax, recorded as the cumulative effect of change in accounting principles resulting from the transitional impairment test of the Pleasant Company goodwill and a $31.9 million non-recurring, after-tax charge related to the financial realignment plan.

For the year, net sales were $4.89 billion, a 4 percent increase from $4.69 billion last year. Operating income, excluding charges, was up 14 percent at $783.7 million. On a regional basis, full-year gross sales increased 1 percent in the U.S., and in international markets, full-year gross sales were up 12 percent, or 11 percent in local currency.

For the fourth quarter, excluding non-recurring charges, income was $190.3 million, or $0.43 per share, versus last year’s income of $154.9 million, or $0.35 per share, excluding goodwill amortization. Included in income for the fourth quarter is a pre-tax charge of $25.4 million for the settlement of shareholder litigation related to the 1999 acquisition of The Learning Company. Including non-recurring charges, GAAP fourth quarter net income was $186.1 million, or $0.42 per share, compared to last year’s net income of $138.0 million, or $0.31 per share. Fourth quarter net sales were $1.70 billion, up 7 percent, compared to last year’s fourth quarter. Operating income, excluding charges, was up 14 percent at $291.1 million. During the fourth quarter, gross sales in the U.S. increased 6 percent, while international gross sales increased 11 percent, or 8 percent in local currency.

“I am very pleased with the company’s performance in 2002. Despite the West Coast port dispute and a very challenging retail environment, we were able to keep our focus and optimize results through sound execution of our strategies,” said Robert A. Eckert, chairman and chief executive officer of Mattel. “While we clearly had a strong year, we see more opportunities to improve our performance as we look ahead, but we also see a continuation of the challenging business environment.”

The company’s long-term guidance remains unchanged with revenues expected to grow moderately in the mid-single-digit range and EPS growth to be in the low double-digits at the low end of the range to mid-teens at the high end of the range over the planning horizon.

Girls

For the year, the Girls division achieved worldwide gross sales of $2.31 billion, an increase of 6 percent, with performance driven by international growth in the Barbie® brand, as well as growth in the Polly Pocket!® and American Girl® brands. This growth was partially offset by declines in the large doll category, including the discontinuation of the Cabbage Patch Kids® line. International Barbie® sales increased double-digits while domestic sales declined slightly, consistent with the company’s strategy to reduce shipments of adult-targeted collector and holiday dolls.

For the fourth quarter, the Girls division realized worldwide gross sales of $838.4 million, a 10 percent increase, which included a 17 percent increase in Barbie® sales. American Girl® sales declined 1 percent for the quarter.

Boys-Entertainment

Full year, worldwide gross sales for the Boys-Entertainment division, which consists of the Wheels and Entertainment categories, were up 2 percent to $1.30 billion. The Wheels category achieved a 3 percent increase in worldwide sales, driven by strong international sales. The Entertainment category achieved a worldwide sales increase of 2 percent, with strong sales of the He-Man® and Masters of the Universe®, Yu-Gi-Oh!™ and SpongeBob™ SquarePants lines offsetting sales declines in the Harry Potter™ and Disney entertainment businesses.

For the fourth quarter, worldwide gross sales for the Boys-Entertainment division decreased by 3 percent to $418.1 million, with sales in the Wheels category declining by 2 percent and Entertainment sales down by 4 percent. Declines in sales of Tyco® R/C and Harry Potter™ more than offset gains in Hot Wheels®, Matchbox® and other entertainment categories.

Infant and Preschool

Full year, worldwide gross sales for the Infant and Preschool division, which includes the Fisher-Price®, Sesame Street® and Disney brands, were $1.70 billion, up 5 percent. Worldwide sales of the core Fisher-Price® brand increased 9 percent, bolstered by strong sales in the Babygear™, Rescue Heroes™ and Little People® lines.

For the fourth quarter, the Infant and Preschool division achieved a 14 percent increase to $548.7 million in worldwide gross sales, with core Fisher-Price® brands up 8 percent.

Financial Realignment

Mattel recorded pre-tax charges of $48.3 million in the year as part of its $250 million financial realignment plan. The full year charges are largely related to the closure of the company’s North American distribution and manufacturing facilities and international offices, and the streamlining of back office functions. These charges are included in Cost of Sales ($10.4 million), Other Selling and Administrative Expenses ($8.1 million), Restructuring and Other Charges ($24.6 million) and Other Expense, Net ($5.2 million) in the consolidated statement of operations. Since the announcement of the plan in September 2000, Mattel has recorded $223.7 million in pre-tax charges. The company is on target to deliver initial cumulative cost savings of at least $200 million from the financial realignment plan by year-end 2003.

Mattel recorded pre-tax charges of $7.2 million in the quarter as part of the financial realignment plan. The fourth quarter charges are largely related to the closure of the company’s North American distribution and manufacturing facilities and the streamlining of back office functions. These charges are included in Cost of Sales ($1.7 million), Other Selling and Administrative Expenses ($2.8 million), Restructuring and Other Charges ($2.9 million) and Other Expense, Net ($0.2 million of income) in the consolidated statement of operations.

Capital and Investment Framework

To guide its capital deployment decisions going forward, with a goal of maximizing shareholder value, the company’s Board of Directors has established a capital and investment framework. Assuming the company continues to generate strong cash flow, it plans to invest within the following framework:

•	To maintain $800 million to $1 billion in year-end cash available to fund a substantial portion of seasonal working capital.

•	To maintain a year-end debt to total capital ratio of approximately 25 percent with the goal of achieving a long-term debt rating of single-A.

•	To invest about $180 million to $200 million in capital expenditures annually to maintain and grow the business.

Given this framework and the company’s long-range outlook, Mattel may generate more than $1.5 billion of excess free cash flow over the next three years. The company’s current plans call for it to utilize free cash flow opportunistically, as follows:

•	To make strategic acquisitions within the company’s vision of providing “the world’s premier toy brands for today and tomorrow.”

•	To return funds to shareholders through cash dividends and share repurchases.

The company plans to continue utilizing a disciplined decision-making process, which is based on a discounted cash flow evaluation of investment alternatives and requires a yield in excess of cost of capital.

Live Webcast

Mattel will webcast its 2002 fourth quarter and full year earnings conference call at 5:30 a.m. Pacific time (8:30 a.m. Eastern time) today. The conference call will be simulcast on the “Investors & Media” section of www.mattel.com. To listen to the call, log on to the Web site at least 15 minutes early to register, download and install any necessary audio software. An archive of the call may be accessed beginning three hours after the completion of the live call. To listen to a replay of the call via telephone, domestic and international callers should dial +(719) 457-0820. The passcode is 433974. The telephonic playback will be available for 48 hours beginning two hours after the completion of the live call.

About Mattel

Mattel, Inc. is the world’s largest toy company and the leader in the design, manufacture and marketing of toys. The company’s best-selling brands include Barbie®, Hot Wheels®, Fisher-Price® and American Girl®. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 150 nations throughout the world. The company’s corporate Web site can be found at www.mattel.com.

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Note: Forward-looking statements with respect to the financial condition, results of operations and business of the company, which may include, but are not limited to sales levels, restructuring, special charges, other non-recurring charges, cost savings, operating efficiencies, cash flow, investments, capital expenditures, strategic acquisitions, plans to employ capital and make investments and profitability are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company’s dependence on the timely development, manufacture, introduction and customer acceptance of new products; the seasonality of the toy business; customer concentration; significant changes in buying and payment patterns of major customers, including as a result of bankruptcy; adverse changes in general economic conditions in the U.S. and internationally, including adverse changes in the retail environment; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; risks associated with acquisitions and mergers including the possibility that attractive opportunities will not be identified or consummated and that such transactions may not result in the intended objective; risks associated with foreign operations; negative results of litigation, governmental proceedings or environmental matters; possible work stoppages, slowdowns or strikes; and other risks and uncertainties as may be detailed from time to time in the company’s public announcements and SEC filings. This release includes forward-looking statements about anticipated revenue and earnings per share growth, cost savings under the company’s financial realignment plan, sales strategy, cost cutting initiatives, and Mattel’s plans to deploy capital and make investments (including statements regarding expected cash flow, internal funding of seasonal working capital, debt-to-equity ratios, long term debt ratings, capital expenditures, acquisitions, cash dividends, share repurchases and the decision-making process) and may include other forward-looking statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

EXHIBIT I

MATTEL, INC. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS
PRO FORMA BEFORE CHARGES AND GOODWILL AMORTIZATION
DECEMBER 31, 2002

	Three Months Ended or At			Year Ended
	12/31/2002	12/31/2001	% Change	12/31/2002	12/31/2001	% Change
	(In millions, except per share amounts)
Key P&L Data:
Net Sales	$1,669.5	$1,561.2	7%	$4,885.3	$4,687.9	4%
Gross Margin	$836.0	$747.4	12%	$2,371.4	$2,177.1	9%
% of Net Sales	50.1%	47.9%		48.5%	46.4%
Advertising	$199.9	$204.0	-2%	$552.5	$543.2	2%
% of Net Sales	12.0%	13.1%		11.3%	11.6%
SG&A	$315.6	$284.8	11%	$1,018.1	$934.6	9%
% of Net Sales	18.9%	18.2%		20.8%	19.9%
Operating Income	$291.1	$254.3	14%	$783.7	$686.9	14%
% of Net Sales	17.4%	16.3%		16.0%	14.6%
Income Before Charges & Goodwill	$190.3	$154.9		$486.9	$386.3
% of Net Sales	11.4%	10.0%		10.0%	8.2%
EPS Before Charges—Diluted	$0.43	$0.35		$1.10	$0.89
Average Number of Common Shares—Diluted	442.2	437.5		441.3	436.2
Key Balance Sheet Data:
Accounts Receivable, Net	$490.8	$665.8
Days of Sales Outstanding (DSO)	26	38
Inventories	$338.6	$487.5
Days of Supply (DOS)	74	107
Total Debt Outstanding	$847.6	$1,269.1
Total Debt-to-Total Capitalization	30.0%	42.2%
Worldwide Gross Sales:
Girls	$838.4	$765.3		$2,314.7	$2,193.2
% As Reported	10%	1%		6%	3%
% Local Currency	8%	1%		5%	4%
Boys/Entertainment	$418.1	$430.6		$1,299.6	$1,269.1
% As Reported	-3%	5%		2%	6%
% Local Currency	-3%	5%		2%	7%
Infant & Preschool	$548.7	$482.6		$1,701.2	$1,621.3
% As Reported	14%	-8%		5%	-1%
% Local Currency	13%	-9%		4%	-1%
Total Company	$1,821.4	$1,690.8		$5,342.5	$5,104.1
% As Reported	8%	0%		5%	2%
% Local Currency	7%	0%		4%	3%

Note—Certain financial information for prior years has been reclassified to conform to the current year's presentation.

EXHIBIT II

MATTEL, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Dec. 31, 2002			Year Ended Dec. 31, 2002
	As Reported (a)	Impact of Charges	Pro Forma	As Reported (a)	Impact of Charges	Pro Forma
	(In millions, except per share amounts)
Net Sales	$1,669.5	$0.0	$1,669.5	$4,885.3	$0.0	$4,885.3
Cost of sales	835.2	1.7	833.5	2,524.3	10.4	2,513.9

Gross Profit	834.3	(1.7)	836.0	2,361.0	(10.4)	2,371.4
Advertising and promotion expenses	199.9	0.0	199.9	552.5	0.0	552.5
Other selling and administrative expenses	318.4	2.8	315.6	1,026.2	8.1	1,018.1
Restructuring and other charges	2.9	2.9	0.0	24.6	24.6	0.0
Other expense, net	29.2	(0.2)	29.4	22.3	5.2	17.1

Operating Income	283.9	(7.2)	291.1	735.4	(48.3)	783.7
Interest expense	28.6	0.0	28.6	113.9	0.0	113.9

Income From Continuing Operations Before Income Taxes	255.3	(7.2)	262.5	621.5	(48.3)	669.8
Provision for income taxes	69.2	(3.0)	72.2	166.5	(16.4)	182.9

Income From Continuing Operations	186.1	(4.2)	190.3	455.0	(31.9)	486.9
Gain from discontinued operations, net of tax	0.0	0.0	0.0	27.3	27.3	0.0

Income Before Cumulative Effect of Change in Accounting Principles	186.1	(4.2)	190.3	482.3	(4.6)	486.9
Cumulative effect of change in accounting principles, net of tax	0.0	0.0	0.0	(252.2)	(252.2)	0.0

Net Income	$186.1	$(4.2)	$190.3	$230.1	$(256.8)	$486.9

Income Per Share—Basic
Income from continuing operations	$0.43	$(0.01)	$0.44	$1.04	$(0.08)	$1.12
Gain from discontinued operations	0.00	0.00	0.00	0.06	0.06	0.00
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.58)	(0.58)	0.00

	$0.43	$(0.01)	$0.44	$0.52	$(0.60)	$1.12

Average Number of Common Shares Outstanding—Basic	437.4	437.4	437.4	435.8	435.8	435.8

Income Per Share—Diluted
Income from continuing operations	$0.42	$(0.01)	$0.43	$1.03	$(0.07)	$1.10
Gain from discontinued operations	0.00	0.00	0.00	0.06	0.06	0.00
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.57)	(0.57)	0.00

	$0.42	$(0.01)	$0.43	$0.52	$(0.58)	$1.10

Average Number of Common and Common Equivalent Shares Outstanding—Diluted	442.2	442.2	442.2	441.3	441.3	441.3

	Three Months Ended Dec. 31, 2001			Year Ended Dec. 31, 2001
	As Reported (a)	Impact of Charges & Goodwill	Pro Forma	As Reported (a)	Impact of Charges & Goodwill	Pro Forma
	(In millions, except per share amounts)
Net Sales	$1,561.2	$0.0	$1,561.2	$4,687.9	$0.0	$4,687.9
Cost of sales	818.0	4.2	813.8	2,539.0	28.2	2,510.8

Gross Profit	743.2	(4.2)	747.4	2,148.9	(28.2)	2,177.1
Advertising and promotion expenses	204.0	0.0	204.0	543.5	0.3	543.2
Other selling and administrative expenses	286.2	1.4	284.8	936.1	1.5	934.6
Restructuring and other charges	2.7	2.7	0.0	15.7	15.7	0.0
Other expense, net	7.2	2.9	4.3	22.4	10.0	12.4

Operating Income Before Amortization of Goodwill	243.1	(11.2)	254.3	631.2	(55.7)	686.9
Amortization of goodwill	11.6	11.6	0.0	46.1	46.1	0.0

Operating Income	231.5	(22.8)	254.3	585.1	(101.8)	686.9
Interest expense	41.1	0.0	41.1	155.1	0.0	155.1

Income Before Income Taxes	190.4	(22.8)	213.2	430.0	(101.8)	531.8
Provision for income taxes	52.4	(5.9)	58.3	119.1	(26.4)	145.5

Income Before Cumulative Effect of Change in Accounting Principles	138.0	(16.9)	154.9	310.9	(75.4)	386.3
Cumulative effect of change in accounting principles, net of tax	0.0	0.0	0.0	(12.0)	(12.0)	0.0

Net Income	$138.0	$(16.9)	$154.9	$298.9	$(87.4)	$386.3

Income Per Share—Basic
Income before cumulative effect of change in accounting principles	$0.32	$(0.04)	$0.36	$0.72	$(0.18)	$0.90
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.03)	(0.03)	0.00

	$0.32	$(0.04)	$0.36	$0.69	$(0.21)	$0.90

Average Number of Common Shares Outstanding—Basic	431.8	431.8	431.8	431.0	431.0	431.0

Income Per Share—Diluted
Income before cumulative effect of change in accounting principles	$0.31	$(0.04)	$0.35	$0.71	$(0.18)	$0.89
Cumulative effect of change in accounting principles	0.00	0.00	0.00	(0.03)	(0.03)	0.00

	$0.31	$(0.04)	$0.35	$0.68	$(0.21)	$0.89

Average Number of Common and Common Equivalent Shares Outstanding—Diluted	437.5	437.5	437.5	436.2	436.2	436.2

(a)	Reported in accordance with generally accepted accounting principles.

Note—Certain financial information for prior years has been reclassified to conform to the current year's presentation.

EXHIBIT III

MATTEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
BEFORE CHARGES AND GOODWILL AMORTIZATION

	For The Three Months Ended Dec. 31,					For The Year Ended Dec. 31,
	2002		2001			2002		2001
	$ Amt	% Net Sales	$ Amt	% Net Sales	% Change	$ Amt	% Net Sales	$ Amt	% Net Sales	% Change
	(In millions, except per share amounts)
Net Sales	$1,669.5		$1,561.2		6.9%	$4,885.3		$4,687.9		4.2%
Cost of sales	833.5	49.9%	813.8	52.1%	2.4%	2,513.9	51.5%	2,510.8	53.6%	0.1%

Gross Profit	836.0	50.1%	747.4	47.9%	11.8%	2,371.4	48.5%	2,177.1	46.4%	8.9%
Advertising and promotion expenses	199.9	12.0%	204.0	13.1%	-2.0%	552.5	11.3%	543.2	11.6%	1.7%
Other selling and administrative expenses	315.6	18.9%	284.8	18.2%	10.8%	1,018.1	20.8%	934.6	19.9%	8.9%
Other expense, net	29.4	1.8%	4.3	0.3%		17.1	0.4%	12.4	0.3%

Operating Income	291.1	17.4%	254.3	16.3%	14.4%	783.7	16.0%	686.9	14.6%	14.1%
Interest expense	28.6	1.7%	41.1	2.6%	-30.3%	113.9	2.3%	155.1	3.3%	-26.6%

Income Before Income Taxes	262.5	15.7%	213.2	13.7%	23.0%	669.8	13.7%	531.8	11.3%	25.9%
Provision for income taxes	72.2	4.3%	58.3	3.7%	23.4%	182.9	3.7%	145.5	3.1%	25.7%

Income Before Charges & Goodwill	$190.3	11.4%	$154.9	10.0%	22.8%	$486.9	10.0%	$386.3	8.2%	26.0%

Effective Tax Rate	27.5%		27.4%			27.3%		27.4%
EPS Before Charges—Basic	$0.44		$0.36			$1.12		$0.90

Average Number of Common Shares—Basic	437.4		431.8			435.8		431.0
EPS Before Charges—Diluted	$0.43		$0.35			$1.10		$0.89

Average Number of Common Shares—Diluted	442.2		437.5			441.3		436.2
CONDENSED CONSOLIDATED BALANCE SHEETS
	At Dec. 31,
	2002	2001
	(In millions)
Assets
Cash and short-term investments	$1,267.0	$616.6
Accounts receivable, net	490.8	665.8
Inventories	338.6	487.5
Prepaid expenses and other current assets	292.6	291.9

Total current assets	2,389.0	2,061.8
Property, plant and equipment, net	599.6	626.7
Other assets	1,471.1	1,821.3

Total Assets	$4,459.7	$4,509.8

Liabilities and Stockholders' Equity
Short-term borrowings	$25.2	$38.1
Current portion of long-term liabilities	182.3	210.1
Accounts payable and accrued liabilities	1,238.3	1,078.2
Income taxes payable	203.0	239.8

Total current liabilities	1,648.8	1,566.2
Long-term debt	640.1	1,020.9
Other long-term liabilities	192.1	184.2
Stockholders' equity	1,978.7	1,738.5

Total Liabilities and Stockholders' Equity	$4,459.7	$4,509.8

Note—Certain financial information for prior years has been reclassified to conform to the current year's presentation.